Exhibit 23.5

CONSENT OF NOMINEE FOR DIRECTOR OF EURONAV NV

I hereby consent to all references to me in the proxy statement/prospectus included in Amendment No. 3 to the Registration Statement on Form F-4 of Euronav NV, as filed by Euronav NV with the U.S. Securities and Exchange Commission on May 4, 2018.

/s/ Steven D. Smith
Name:	Steven D. Smith
Date:	May 4, 2018